UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 13, 2017

EverBank Financial Corp

(Exact name of registrant as specified in its charter)

Delaware	001-35533	52-2024090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 Riverside Ave., Jacksonville, FL		32202
(Address of principal executive offices)		(Zip Code)
904-281-6000
(Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 13, 2017, TCT Holdings, Inc. (“TCT Holdings”), a wholly owned subsidiary of Teachers Insurance and Annuity Association of America (“TIAA”), received approval from the Office of the Comptroller of the Currency for the merger of TIAA-CREF Trust Company, FSB, a federal savings association and wholly owned subsidiary of TCT Holdings, with and into EverBank, a federal savings association and wholly owned subsidiary of EverBank Financial Corp (the “Company”), pursuant to the Agreement and Plan of Merger, dated as of August 18, 2016, by and between TIAA-CREF Trust Company, FSB and EverBank. At a special stockholder meeting held on November 9, 2016, the stockholders of the Company approved the adoption of the Agreement and Plan of Merger, dated as of August 7, 2016, by and among the Company, TIAA, TCT Holdings and Dolphin Sub Corporation, a wholly owned subsidiary of TCT Holdings, which provides for, among other things, the merger of Dolphin Sub Corporation with and into the Company pursuant to which the Company will become a wholly owned subsidiary of TIAA. The merger was originally announced on August 8, 2016.

The merger remains subject to pending regulatory approval by the Board of Governors of the Federal Reserve System and the satisfaction of other customary closing conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EverBank Financial Corp

	By:	/s/ Jean-Marc Corredor
Name: Jean-Marc Corredor
Title: Senior Vice President, Associate General Counsel and Assistant Secretary
Dated: March 14, 2017